                                                                                        Exhibit 10.5

THIS WARRANT, THE SECURITIES REPRESENTED HEREBY AND ANY SECURITIES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR (2) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT AN APPLICABLE EXEMPTION FROM REGISTRATION THEREUNDER IS AVAILABLE.

NEW WORLD BRANDS, INC.

WARRANT TO PURCHASE SHARES OF SERIES A PREFERRED STOCK

Dated December 29, 2006

THIS WARRANT CERTIFIES THAT, for value received, P&S SPIRIT, LLC, a Nevada limited liability company, or its successors or assigns (hereinafter called the “Holder”) is entitled to purchase from New World Brands, Inc., a Delaware corporation (the “Company”) during the Term (as defined below), the Warrant Shares (as defined below), at the Exercise Price (as defined below) payable in the manner specified herein. This Warrant is the Warrant referred to in the Subscription Agreement (as amended, modified or supplemented from time to time, the “Subscription Agreement”) dated of even date herewith between the Company and the Holder. The rights of the Holder with respect to this Warrant and the exercise of this Warrant shall be subject to the provisions, limitations and restrictions herein contained.

1. DEFINITIONS. Capitalized terms used in this Warrant without definition or reference to another agreement shall have the meanings assigned to such terms in the Subscription Agreement. As used in this Warrant, the following terms shall have the meanings indicated herein and defined below:

“Business Day” means any day other than a Saturday, Sunday or any other day on which commercial banks in the State of Oregon are authorized by law to close

“Exercise Price” means $268,806.27 per share of Series A Preferred Stock.

“Expiration Date” means December 31, 2011, or, if such date is a Saturday, Sunday or legal holiday, the next succeeding Business Day.

“Person” means any individual, trustee, corporation, general partnership, limited partnership, limited liability company, joint stock company, trust, unincorporated organization, bank, business association, firm, joint venture, or governmental authority.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Series A Preferred Stock” means the shares of Series A Convertible Preferred Stock, par value $0.01 per share, of the Company.

“Term” means the period beginning on the Issue Date set forth above and ending on the Expiration Date at 5:00 p.m. (PST), on such date.

“Warrant” means this Warrant, as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof.

“Warrant Shares” means 9.300378 shares of Series A Preferred Stock.

“Warrant Rights” means the rights of the Holder to purchase Warrant Shares upon exercise of this Warrant.

2.	EXERCISE OF WARRANT.

(a) Right to Exercise. At any time during the Term, the Holder may exercise this Warrant to purchase all, or any portion, of the Warrant Shares. If this Warrant has not been exercised by the Holder prior to the expiration of the Term, the Warrant Rights and this Warrant shall become void as of such time.

(b) Procedure for Exercise of Warrant. To exercise this Warrant, the Holder shall deliver to the Company at its office referred to in Section 6 hereof, at any time during the Term, a notice of exercise in the form of the subscription form (the “Subscription Form”) attached hereto as Exhibit A, and the payment of an amount equal to the product of (x) the Exercise Price and (y) the number of Warrant Shares for which the Warrant is being exercised (the “Aggregate Exercise Price”). Payment of the Aggregate Exercise Price shall be made in cash or by certified or official bank check payable to the order of the Company in the amount of the Aggregate Exercise Price. The Holder shall for all purposes be deemed to have become the holder of such Warrant Shares upon the exercise of the Warrant Rights pursuant hereto, irrespective of the date of delivery of any certificate, instrument or other documentation evidencing the purchase and issuance of the Warrant Shares.

(c) Legends. The certificates evidencing any Warrant Shares issued upon exercise of this Warrant shall bear the following legend:

THE SECURITIES REPRESENTED THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE

STATE SECURITIES LAWS OR (2) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT AN APPLICABLE EXEMPTION FROM REGISTRATION THEREUNDER IS AVAILABLE.

3.	Covenants of the Company.

(a) Warrant Shares. The Company covenants and agrees that the Company shall at all times reserve and keep available out of its authorized but unissued shares of Series A Preferred Stock, such shares of Series A Preferred Stock as shall be sufficient to provide for the exercise of the Warrant Rights represented by this Warrant.

(b) Cancellation and Restriction of Warrants. The Company covenants and agrees that it will cancel all Warrants surrendered to it for the purpose of exercise, exchange, substitution or transfer, and no Warrant shall be issued in lieu thereof except as expressly permitted by the provisions of this Warrant. The Company further covenants and agrees that it shall cancel and retire any Warrant purchased or acquired by the Company otherwise than upon the exercise thereof.

(c) Automatic Conversion of Series A Preferred Stock. The Company and the Holder covenant and agree that upon effectiveness of the automatic conversion (the “Conversion Date”) of the shares of Series A Preferred Stock issued to the Holder at the Tranche A Closing under the Subscription Agreement into shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”), the Holder shall promptly surrender this Warrant to the Company and this Warrant will be cancelled and retired, and the Company will thereafter promptly issue to the Holder a new Warrant, on terms substantially identical to the terms hereof; provided that (a) such warrant shall represent the right to purchase 27,777,778 shares of Common Stock; and (b) the Exercise Price of the such warrant shall be $0.09 per share of Common Stock.

4.	OWNERSHIP.

(a) Transfer of Warrants. This Warrant and the Warrant Rights, or any portion thereof, may not be sold, assigned, pledged, encumbered, disposed of or otherwise transferred (each, a “Transfer”) by the Holder to any Person or Persons without the prior written consent of the Company and unless (1) a registration statement with respect thereto is in effect under the Securities Act and any applicable state securities laws or (2) the Company has received an opinion of counsel reasonably acceptable to the Company that an application exemption from registration thereunder is available. To be effective, any such Transfer shall be registered with the Company by submission to it of this Warrant, together with a notice of transfer in the form of attached hereto as Exhibit B (the “Transfer Form”), duly completed and executed. Within ten (10) Business Days after the Company’s receipt of this Warrant, together with the Transfer Form so completed and executed, the Company will issue and deliver to the transferee a new Warrant having the same terms and provisions as this Warrant, which the Company will register in the new Holder’s name. Upon the due delivery of this Warrant for Transfer, the transferee shall be deemed for all purposes to have become the Holder of the new Warrant, effective immediately prior to the close of business on the date of such delivery, irrespective of the date of actual delivery of such new Warrant.

(b) Ownership of This Warrant. The Company may deem and treat the Person in whose name this Warrant is registered as the sole holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary.

(c) Loss and Replacement; Cancellation; Taxes and Other Amounts. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft or destruction of this Warrant, and upon surrender of this Warrant if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu of this Warrant. This Warrant shall be promptly canceled by the Company upon the surrender hereof in connection with any transfer, sale or other disposition or replacement of this Warrant. The Holder shall pay all taxes, reasonable expenses and other charges payable in connection with any transfer, sale or other disposition or replacement of this Warrant.

5. Adjustment of Exercise Price and Number of Warrant Shares. The number Warrant Shares issuable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

(a) Subdivisions, Combinations and Other Issuances. If the Company shall at any time after the date hereof and prior to the expiration of the Term subdivide the shares of Series A Preferred Stock, or any Common Stock into which the Series A Preferred Stock may be converted pursuant to Section 3(c), or any other class of equity securities that may be acquired upon exercise of this Warrant, by split-up or otherwise, or combine such shares or interests, or issue additional shares or interests of any such class as a dividend with respect to any shares or interests of any such class, the number of shares of Series A Preferred Stock issuable on the exercise of this Warrant, or any Common Stock into which the Series A Preferred Stock may be converted pursuant to Section 3(c), shall forthwith be proportionately increased in the case of a stock split, subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the Exercise Price payable for the Warrant Shares, but the aggregate purchase price payable for the total number of Warrant Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 5.1 shall become effective at the close of business on the date the stock split, subdivision or combination becomes effective, or as of the record date of such split or dividend, or in the event that no record date is fixed, upon the making of such split or dividend.

(b) Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets. In case the Company shall reorganize its capital, reclassify its capital stock (other than as set forth in Section 5.1), merge with or into or consolidate with another corporation or other entity (where the Company is not the surviving corporation or where there is a change in or distribution with respect to any class of equity securities of the Company), or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another corporation or other entity and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, equity securities of the successor or acquiring entity, or any cash, shares of stock or other securities or property of any nature whatsoever

(including warrants or other subscription or purchase rights) in addition to or in lieu of capital stock of the successor or acquiring entity (“Other Property”), to be received by or distributed to the holders of shares of Series A Preferred Stock, then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, the number of equity interests of the successor or acquiring entity or of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a Holder of the number of equity securities for which this Warrant is exercisable immediately prior to such event. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring entity (if other than the Company) and, if an entity different from the successor or acquiring entity, the entity whose equity securities or Other Property the holders of the equity securities are entitled to receive as a result of such transaction, shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined in good faith by resolution of the board of directors of the Company) in order to provide for adjustments of Warrant Shares for which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 5.2. For purposes of this Section 5.2, “equity securities of the successor or acquiring entity” shall include capital stock or equity securities of such entity of any class which is not preferred as to dividends or assets over any other class of capital stock or equity securities of such entity and which is not subject to redemption and shall also include any evidences of indebtedness, shares of capital stock or other securities which are convertible into or exchangeable for any such capital stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such capital stock. The foregoing provisions of this Section 5.2 shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.

(c) Notice of Adjustment. When any adjustment is required to be made in the number or kind of shares or interests purchasable upon exercise of the Warrant, or in the Exercise Price, the Company shall promptly notify in writing the Holder of such event.

6.  Registration Rights.

(a) If at any time after the date hereof and up to the earlier of (i) such time as the Holder may sell all of the Warrant Shares pursuant to Rule 144 under the Securities Act without limitation as to volume, (ii) two years following the date hereof and (iii) the Company registering the Covered Shares (as defined below) for resale under the Securities Exchange Act of 1934, the Company proposes to register for sale any equity securities under the Act, it will at such time give written notice to the Holder of its intention to do so. Upon written request of the Holder hereof, given within 15 days after the giving of any such notice by the Company, the Company will use its reasonable efforts to cause the Series A Preferred Stock or Common Stock issued pursuant to the exercise hereof (the "Covered Shares") for which registration is requested to be promptly registered under the Act as a part of the offering being made under the same registration statement proposed to be filed by the Company; provided, however, if the offering to which the proposed registration statement relates is to be distributed by or through an underwriter approved by the Company, the Holder hereof may at its option agree to sell its

Covered Shares through such underwriter on the same terms and conditions as the underwriter agrees to sell the other securities proposed to be registered, and provided further, that, if such underwriter determines that the inclusion of all such Covered Shares for which registration is requested would have an adverse effect on the offering, then the size of the offering shall be reduced accordingly, and the Holder shall be entitled hereunder to participate in the underwriting and register the Covered Shares on a pro rata basis with the Company and any other parties participating in such offering, or in such other quantity as may be permitted by the underwriter.

(b) The Company shall prepare and promptly file with the Securities and Exchange Commission (the "Commission") all amendments, post-effective amendments and supplements to a registration statement (and the prospectus used in connection therewith) as may be necessary under the Act and the regulations of the Commission to permit the sale of the Covered Shares to the public.

(c) In the event of the participation of the Holder in a registration as set forth in Section 5(a) above, the Holder shall promptly furnish to the Company such information as the Company may reasonably request and as shall be required in connection with the registration and related proceedings, and shall represent to the accuracy of such information. In addition, the Holder agrees to enter into any customary documents or other agreements with the Company or the underwriters in connection with the registration and related proceedings, to contain such representations and warranties and such other terms as are customarily contained in such agreements (including, without limitation, customary indemnification provisions), provided that the Holder shall not be required to make any representations, warranties or agreements other than representations, warranties or agreements regarding the Holder, the Holder’s intended method of distribution, and any other representations, warranties or agreements required by law.

7. Notices. All notices, consents, waivers, and other communications under this Warrant must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by fax (with written confirmation of receipt), or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses or fax numbers specified below (or to such other address, attention or fax number as each of the Company or the Holder may designate by notice to the other given in accordance with this Section 6):

(a) if to the Company, addressed to its principal executive offices at 340 West Fifth Avenue, Eugene, Oregon 97401, Attn: General Counsel, with a copy to Kramer Levin Naftalis & Frankel LLP, 1177 Avenue of the Americas, New York, New York 10036, Attn: Scott S. Rosenblum, Fax No. (212) 715-8000; and

(b) if to the Holder, addressed to 2019 SW 20th Street, Suite 108, Fort Lauderdale, Florida 33315, Attn: Selvin Passen, M.D., with a copy to Adelberg Rudow, Dorf & Hendler, LLC, 7 Saint Paul Street, Suite 600, Baltimore, MD 21202, Attn: David B. Rudow, Esquire, Fax No. (410) 539-5834.

8. No Rights as a Stockholder; Limitation of Liability. Unless and until exercised and except as otherwise provided herein, nothing contained in this Warrant shall be construed as conferring upon the Holder the right to vote or to receive distributions or to consent or to receive notice as a stockholder in respect of any meeting of stockholders of the Company for any matter, or any rights whatsoever as a stockholder of the Company. No provision hereof, in the absence of affirmative action by the Holder to purchase the Warrant Shares, and no mere enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the Exercise Price hereunder or as a stockholders of the Company, whether such liability is asserted by the Company, its equity holders or by creditors of the Company.

9. Entire Agreement; Amendments. This Warrant, together with the Subscription Agreement and the other Ancillary Agreements executed in connection with the Subscription Agreement, together with any Exhibits attached hereto, sets forth the entire understanding of the Company and the Holder with respect to the subject matter hereof, supersedes all existing agreements, whether oral or written, and may be modified only by a written instrument duly executed by the Company and the Holder.

10. Assignments; Successors; No Third Party Rights. The Company may not assign or transfer (other than by operation of law) any of its rights or obligations under this Warrant without the prior written consent of the Holder. The Holder may assign or Transfer this Warrant or its rights and obligations hereunder only in accordance with Section 4.1(a) hereof. Subject to the two preceding sentences, this Warrant will apply to, be binding in all respects upon, and inure to the benefit of the successors, heirs, personal representatives, executors and permitted assigns of the Company or the Holder, as applicable. Nothing expressed or referred to in this Warrant will be construed to give any Person other than the Company or the Holder any legal or equitable right, remedy or claim under or with respect to this Warrant or any provision of this Warrant.

11. Governing Law. This Warrant, and any disputes arising hereunder or relating to the transactions contemplated hereby, shall be governed, including as to validity, interpretation and effect, by the internal laws of the State of Delaware, without regard to the principles of conflict of laws.

12. Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of the Company or any Holder in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Warrant are cumulative to, and are exclusive of, any rights or remedies otherwise available, whether by contract, at law, in equity or otherwise.

13. Severability. It is expressly understood and agreed that although the Company and the Holder consider the restrictions contained in this Warrant to be reasonable and necessary for the purpose of, among other things, preserving the goodwill, proprietary rights and going concern value of the Company, if any provision of this Warrant or the application of any such provision to the Company, the Holder or any circumstance shall be determined by either any court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Warrant, or the application of such provision to the Company or the Holder or circumstance other than those to which it is so determined to be invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be enforced to the fullest extent permitted by law. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Company and the Holder hereto agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, or to delete specific words or phrases, and to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Warrant shall be enforceable as so modified.

14. Certain Interpretive Matters.

(a) Unless the context otherwise requires, (i) “or” is disjunctive but not necessarily exclusive, (ii) words in the singular include the plural and vice versa, and (iii) the use in this Warrant of a pronoun in reference to the Company or the Holder includes the masculine, feminine or neuter, as the context may require.

(b) No provision of this Warrant will be interpreted in favor of, or against, either of the Company or the Holder by reason of the extent to which either the Company or the Holder or their respective counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof and no rule of strict construction will be applied against either the Company or the Holder.

15. Waiver of Jury Trial. THE COMPANY AND THE HOLDER EACH IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS WARRANT, THE WARRANT PURCHASE AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, INCLUDING WITHOUT LIMITATION, ANY COUNTERACTION OR COUNTERCLAIM, WHETHER IN CONTRACT, STATUTE, TORT (INCLUDING, WITHOUT LIMITATION, NEGLIGENCE) OR OTHERWISE.

16. Further Assurances. Each of the Company and the Holder shall execute and deliver such documents, instruments and agreements and take such further actions as may be reasonably required or desirable to carry out the provisions of this Warrant (to the extent provided for herein) and the transactions contemplated hereby, and the Company and the Holder shall cooperate with each other in connection with the foregoing.

17. Specific Performance. The Company acknowledges that irreparable damage would occur to the Holder in the event that any of the provisions of this Warrant were not performed by the Company in accordance with their specific terms or were otherwise breached by the Company, and that money damages would not provide an adequate remedy to the Holder. It is accordingly agreed that the Holder shall be entitled to an injunction and other equitable remedies to prevent breaches by the Company of this Warrant and to enforce specifically the terms and provisions hereof in any court of the United States or any state thereof or any other court having jurisdiction, this being in addition to any other remedy to which the Holder may be entitled at law or in equity or otherwise.

18. Benefits of this Warrant. Nothing in this Warrant shall be construed to give to any Person, other than the Company and the Holder, any legal or equitable right, remedy or claim under this Warrant.

19. Captions. The captions used herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

20. Counterparts. This Warrant may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

21. Certain Costs and Expenses. Except as otherwise set forth in this Warrant or any other written agreement between the Company and the Holder, all fees and expenses incurred in connection with the negotiation, preparation, execution, exercise and performance of this Warrant (including, without limitation, fees and expenses of legal counsel, accountants and other professionals) shall be paid by the Person incurring such fees or expenses. The Company shall bear any and all taxes, duties or assessments associated with the issuance of this Warrant and/or issuance of the Warrant Shares upon exercise of this Warrant.

[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer as of the Issue Date.

NEW WORLD BRANDS, INC.

By:  __________________________
Name: __________________________
Title:  __________________________

EXHIBIT A

SUBSCRIPTION FORM

(To be executed if Holder desires to exercise its

Warrant Rights with respect to the Warrant)

To:	New World Brands, Inc. (the “Company”)
        Attn: Chief Financial Officer

Reference is hereby made to the Warrant dated December 29, 2006 (as amended, modified or supplemented from time to time, the “Warrant”) issued by the Company to the undersigned. Capitalized terms used herein and not defined have the meanings assigned to such terms in the Warrant. The undersigned hereby irrevocably elects to exercise its Warrant Rights in respect of the Warrant to purchase the number of Warrant Shares set forth below.

1.	The undersigned hereby elects to purchase the Warrant Shares set forth below and tenders herewith payment of the Aggregate Exercise Price for such Warrant Shares in full.

2.
In exercising this Warrant, the undersigned hereby confirms and acknowledges that the Warrant Shares set forth below are being acquired solely for the account of the undersigned for investment and not as a nominee for any other party, and that the undersigned will not offer, sell, assign, transfer, pledge, hypothecate, or otherwise dispose of any such shares of Series A Preferred Stock except under circumstances that will not result in a violation of the Securities Act or any state securities laws

3.	Please issue a certificate or certificates representing the following number of Warrant Shares in the name of the undersigned or in such other name as is specified below:

Warrant Shares: ___________________

Name:   ___________________

P&S SPIRIT, LLC

By:  __________________________
Name: __________________________
Title:  __________________________

EXHIBIT B

TRANSFER FORM

For value received, the undersigned Holder of the within Warrant hereby sells, assigns and transfers unto the transferee whose name and address are set forth below all of the right, title and interest of the undersigned in, to and under the within Warrant.

Name of Transferee:______________________________________________________________________

State of Organization (if applicable):__________________________________________________________

Federal Tax Identification or Social Security Number:_____________________________________________

Address:______________________________________________________________________________

Dated:______________

[HOLDER]

By:____________________________
Name:
Title:

(Note: The above signature must correspond with the name as written upon the face of the Warrant in all respects without any alteration or change whatsoever.)